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Exhibit 4.18

WF DEFERRED COMPENSATION HOLDINGS, INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN FOR INDEPENDENT CONTRACTORS

     Adopted November 27, 2001
But First Effective January 1, 2002

WF DEFERRED COMPENSATION HOLDINGS, INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN FOR INDEPENDENT CONTRACTORS

TABLE OF CONTENTS

		Page
ARTICLE I	NAME AND PURPOSE	1
	Section 1.1 Name of Plan
	Section 1.2 Purpose
	Section 1.3 Effective Date
	Section 1.4 Construction and Applicable Law
ARTICLE II	DEFINITIONS	1
	Section 2.1 Definitions
	Section 2.2 Interpretation
ARTICLE III	PARTICIPATING COMPANY	3
	Section 3.1 Eligibility
	Section 3.2 Participation Requirements
	Section 3.3 Recordkeeping and Reporting
	Section 3.4 Termination of Participation
	Section 3.5 Separate Accounting
ARTICLE IV	ELIGIBILITY AND PARTICIPATION	4
	Section 4.1 Eligibility
	Section 4.2 Participation
	Section 4.3 Specific Exclusion
ARTICLE V	DEFERRED AMOUNT	5
	Section 5.1 Determination of Amount
	Section 5.2 Deferred Compensation
	Section 5.3 Deferral Elections of Eligible Compensation
	Section 5.4 Effectiveness of Deferral Election
	Section 5.5 Transfer Accounts
	Section 5.6 Participant Accounts
ARTICLE VI	VALUATION OF ACCOUNTS	6
	Section 6.1 Establishment of Accounts
	Section 6.2 Deferred Compensation Account and Transfer Account
	Section 6.3 Allocation of Amounts
	Section 6.4 Hypothetical Accounts
ARTICLE VII	VESTING OF ACCOUNT	8
	Section 7.1 Vested Amount
	Section 7.2 Limitation on Amounts

–i–

ARTICLE VIII	DISTRIBUTIONS	8
	Section 8.1 Distribution Commencement Date
	Section 8.2 Forms of Payment to Participant
	Section 8.3 Payment to Beneficiary
	Section 8.4 Withdrawals
	Section 8.5 Designation of Beneficiaries
	Section 8.6 Death Prior to Full Distribution
	Section 8.7 Facility of Payment
	Section 8.8 Form of Distribution
	Section 8.9 Distributions As a Result of Tax Determination
ARTICLE IX	FUNDING OF PLAN	12
	Section 9.1 Unfunded and Unsecured Plan
	Section 9.2 Corporate Obligation
ARTICLE X	AMENDMENT AND TERMINATION	12
	Section 10.1 Amendment and Termination
	Section 10.2 No Oral Amendments
	Section 10.3 Plan Binding on Successors
ARTICLE XI	DETERMINATIONS RULES AND REGULATIONS	13
	Section 11.1 Determinations
	Section 11.2 Method of Executing Instruments
	Section 11.3 Claims Procedure
	Section 11.4 Limitations and Exhaustion
ARTICLE XII	PLAN ADMINISTRATION	15
	Section 12.1 Officers
	Section 12.2 President
	Section 12.3 Board of Directors
	Section 12.4 Delegation
	Section 12.5 Conflict of Interest
	Section 12.6 Administrator
	Section 12.7 Service of Process
	Section 12.8 Expenses
	Section 12.9 Spendthrift Provision
	Section 12.10 Tax Withholding
	Section 12.11 Certifications
	Section 12.12 Errors in Computations
	Section 12.13 No Employment Rights
	Section 12.14 Participants Should Consult Advisors
ARTICLE XIII	CONSTRUCTION	17
	Section 13.1 Applicable Laws
	Section 13.2 Effect on Other Agreements
	Section 13.3 Disqualification
	Section 13.4 Rules of Document Construction
	Section 13.5 Choice of Law
	Section 13.6 No Employment Contract
	Section 13.7 Plan Obligation Guarantee
APPENDIX A		A-1

–ii–

WF DEFERRED COMPENSATION HOLDINGS, INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN FOR INDEPENDENT CONTRACTORS

ARTICLE I

NAME AND PURPOSE

    Section 1.1  Name of Plan.  The name of the Plan is the "WF Deferred Compensation Holdings, Inc. Nonqualified Deferred Compensation Plan for Independent Contractors."

    Section 1.2  Purpose.  The purpose of the Plan is to attract and retain individuals who are classified and treated as independent contractors who perform investment, financial or other services for or with respect to a Participating Company that are determined by the Company to be "qualified services."

    Section 1.3  Effective Date.  The Plan is hereby established and adopted effective as of January 1, 2002.

    Section 1.4  Construction and Applicable Law.  The Plan is intended to be an unfunded and unsecured plan maintained by the Company for the purpose of providing deferred compensation for certain individuals who are classified and treated as independent contractors who perform qualified services and who are not classified or treated as common law employees of the Company, Wells Fargo & Company or any other Affiliate. The Plan shall be administered and construed in a manner consistent with said intent and according to the laws of the State of Delaware to the extent that such laws are not preempted by the laws of the United States of America.

ARTICLE II

DEFINITIONS

    Section 2.1  Definitions.  The terms defined in this section are used in this instrument with the meanings respectively ascribed to them unless the context indicates that other meanings are intended.

  (a)
  Account.  "Account" means the separate bookkeeping account established and maintained for a Participant representing the separate unfunded and unsecured general obligation of the Company with respect to a Participant under the Plan and to which are credited the amounts specified in Article V and Article VI and from which are subtracted payments made pursuant to Article VII and Article VIII.

  (b)
  Affiliate.  "Affiliate" means a business entity which is under "common control" with the Company or which is a member of an "affiliated service group" that includes the Company or which is required to be "aggregated" with the Company. For purposes of this section, a trade or business entity (whether a corporation, partnership, sole proprietorship or otherwise) is affiliated with another trade or business entity if (a) both entities are corporations which are members of a controlled group of corporations as defined in section 414(b) of the Code, (b) both entities are trades or businesses (whether or not incorporated) which are under common control as defined in section 414(c) of the Code, (c) both entities are members of an affiliated service group as defined in section 414(m) of the Code, or (d) both entities are required to be aggregated pursuant to regulations under section 414(o) of the Code.

  (c)
  Allocation Request Form.  "Allocation Request Form" means such form or forms as may be designated by the Company from time to time for use by a Participant to request an allocation of certain deferred compensation and/or an allocation or reallocation of a Participant's Deferred Compensation Account and Transfer Account among available investment options pursuant to Section 6.3 of the Plan.

  (d)
  Beneficiary.  "Beneficiary" means the person, persons or trust designated by a Participant, or automatically by operation of the Plan, to receive any distributions which may become payable under this Plan by reason of the death of the Participant.

  (e)
  Board of Directors.  "Board of Directors" means the Board of Directors of the Company.

  (f)
  Code.  "Code" means the Internal Revenue Code of 1986, any amendments thereto, and any regulations or rulings issued thereunder.

  (g)
  Common Stock.  "Common Stock" means Wells Fargo & Company common stock as such stock may be reclassified, converted or exchanged by reorganization, merger or otherwise.

  (h)
  Company.  "Company" means Wells Fargo Deferred Compensation Holdings, Inc., which is the sponsor of the Plan, and its successors and assigns.

  (i)
  Deferral Election Form.  "Deferral Election Form" means such form or forms as may be designated by the Company from time to time for use by a Participant to elect to defer Eligible Compensation and any Special Awards under the Plan and the manner in which such amounts are to be distributed from the Plan.

  (j)
  Deferred Compensation Account.  "Deferred Compensation Account" means the Account established and maintained for a Participant as a record of the amounts deferred by the Participant pursuant to Section 5.2 of the Plan. The Account shall be hypothetical in nature and shall be maintained for bookkeeping purposes only.

  (k)
  Eligible Compensation.  "Eligible Compensation" means the form of remuneration determined by a Participating Company payable to an independent contractor by the Participating Company, including but not limited to, net commissions based upon the sale of securities, annuities, mutual funds, certificates of deposit, investment trusts, limited partnerships, insurance products and other forms of investment, and net advisory service fees payable to an independent contractor by the Participating Company as determined by the Participating Company; except, however, that Eligible Compensation shall not include any fees, payments, commissions, or any other forms of remuneration as determined by the Participating Company to be ineligible.

  (l)
  ERISA.  "ERISA" means the Employee Retirement Income Security Act of 1974, any amendments thereto, and any regulations or rulings issued thereunder.

  (m)
  Participant.  Participant means an individual who: (i) is classified and treated as an independent contractor by a Participating Company; (ii) performs qualified services for the Participating Company; and (iii) satisfies the eligibility and participation requirements in Article IV of the Plan.

  (n)
  Participating Company.  "Participating Company" means any Affiliate (other than the Company) participating in the Plan pursuant to Article III.

  (o)
  Plan.  "Plan" means the WF Deferred Compensation Holdings, Inc. Nonqualified Deferred Compensation Plan for Independent Contractors.

  (p)
  Plan Year.  "Plan Year" means the twelve (12) consecutive month period beginning January 1 and ending December 31.

  (q)
  Transfer Account.  "Transfer Account" means the Account established and maintained for a Participant as a record of the amounts deferred under the Plan pursuant to Section 5.5 of the Plan. The Account shall be hypothetical in nature and shall be maintained for bookkeeping purposes only.

  (r)
  Valuation Date.  "Valuation Date" means each business day during the Plan Year.

  (s)
  Vested.  "Vested" means, for purposes of conceptually determining the benefit that may be payable to or with respect to a Participant under the Plan, the Participant's interest in the benefit described under the Plan which may be payable to or with respect to the Participant in accordance with and subject to the terms of the Plan.

    Section 2.2  Interpretation.  Any reference in this Plan to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. If a provision of the Plan shall be held to be illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE III

PARTICIPATING COMPANY

    Section 3.1  Eligibility.  Any Affiliate approved by the Company pursuant to Section 3.2 is eligible to adopt and participate in the Plan.

    Section 3.2  Participation Requirements.  The Company may consent to the adoption of the Plan by any Affiliate subject to such conditions as the Company may impose. Any such Affiliate shall request to adopt the Plan by delivering to the Company a certified copy of the resolutions of its board of directors (or other authorized body or individual) adopting the Plan. The date on which such Affiliate may become a Participating Company in the Plan shall be the date such resolution is filed with the Company and approved by the Company, or such later date specified in the resolution after approval by the Company.

    Section 3.3  Recordkeeping and Reporting.  The Company shall maintain records sufficient to determine the amounts (and the remuneration sources of such amounts) which may become payable to or with respect to a Participant who performs services to or with respect to a Participating Company and to provide such Participant with any reports which may be required under the terms of the Plan or as required by law.

    Section 3.4  Termination of Participation.  A Participating Company may withdraw from participation in the Plan at any time by providing the Company with 30 days advance written notice of such withdrawal from participation and the effective date of such withdrawal by the Participating Company, which 30-day notice period may be waived by the Company. The Company may also terminate the participation of a Participating Company at any time by providing such Participating Company with 30 days advance written notice of such termination of participation, which 30-day notice period may be waived by the Participating Company. In addition, if a Participant Company ceases to be an Affiliate of the Company, the Participating Company's participation in the Plan shall automatically terminate as of the date the Participating Company ceases to be an Affiliate.

    Section 3.5  Separate Accounting.  The Company shall establish and maintain separate Accounts for each Participating Company and for each Participant who performs services to or with respect to such Participating Company to which any amounts are allocated or credited under the Plan. Such separate accounting is intended to comply with section 404(a)(5) of the Code and section 1.404(a)-12 of the Treasury Regulations (which provide that a deduction is permitted with respect to amounts contributed to a nonqualified plan in the taxable year in which an amount attributable to the contribution is includable in the gross income of persons participating in the plan, but, in the case of a plan in which more than one person participates, only if separate accounts are maintained for each participant).

ARTICLE IV

ELIGIBILITY AND PARTICIPATION

    Section 4.1  Eligibility.  In order to be eligible to participate in the Plan, an individual must satisfy the following requirements:

  (a)
  the individual must be classified and treated by a Participating Company as an independent contractor who provides qualified services to or with respect to the Participating Company that are determined by the Company in its discretion to be qualified services; and

  (b)
  the individual must be designated as eligible to participate in the Plan by the Participating Company and the Company.

    The determinations made by the Participating Company and Company with respect to an individual shall be conclusive and binding on all parties. Furthermore, the Participating Company (with approval of the Company) may in its discretion determine that a Participant who performs or who has performed qualified services to or with respect to the Participating Company is no longer eligible to accrue benefits under the Plan or participate in the Plan. In such event, any amounts payable to the Participant under the Plan will be determined as of the date such Participant ceased such eligibility and will be distributable in accordance with Article VIII.

    Section 4.2  Participation.  An individual determined to be first eligible to participate in the Plan under Section 4.1 shall become a Participant as of the first day of the month immediately following the month in which the individual files with the Company a completed Deferral Election Form in accordance with the requirements of Article V and the completed form is accepted by the Company. Subject to the provisions of this Article IV, once an individual becomes a Participant in the Plan, the individual shall remain a Participant until his or her death or, if earlier, the date on which occurs a distributable event under Article VIII and all amounts which may be payable to the individual under the Plan have been distributed to or on behalf of the individual.

    Section 4.3  Specific Exclusion.  Notwithstanding anything apparently to the contrary in the Plan document or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participant in this Plan, accrue amounts under this Plan or be entitled to receive amounts under this Plan (either for himself or herself or his or her survivors) unless such individual is classified and treated as an independent contractor who performs qualified services to or with respect to a Participating Company and is not classified as or considered to be a common law employee of the Participating Company, the Company or any Affiliate. If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is a common law employee of the Participating Company, the Company or any Affiliate, such individual shall not be (and shall be considered to not have ever been) a Participant in this Plan at any time. If an individual has been so determined as a common law employee and has been erroneously treated as a Participant in this Plan, upon discovery of such error such individual's erroneous participation shall immediately terminate, any amounts that have been deferred under Section 5.2 by the individual and credited to an Account under the Plan or any amounts transferred to this Plan under Section 5.5 shall be distributable to the individual in a lump sum payment as soon as administratively possible, and the value of any Accounts established under the Plan for the individual shall be reduced to zero. Furthermore, such individual shall be obligated to reimburse the Company for amounts erroneously paid to the individual under the Plan to the extent the amounts exceeded the amounts that were deferred by the individual and were distributed to the individual under this Section 4.3.

ARTICLE V

DEFERRED AMOUNT

    Section 5.1  Determination of Amount.  The amount that may be payable under this Plan with respect to a Participant shall be determined based upon the amount determined by the sum of (a) the amounts deferred pursuant to Section 5.2, and in accordance with Sections 5.3 and 5.4 as adjusted in accordance with Article VI, and (b) the amounts determined under Sections 5.5 and 5.6 as adjusted in accordance with Article VI.

    Section 5.2  Deferred Compensation.  Subject to the provisions of this Section 5.2, Sections 5.3 and 5.4, and the terms of the Plan, a Participant may elect to defer receipt of part or all of the Participant's Eligible Compensation. A Participant may defer Eligible Compensation only to the extent that the Participant is otherwise eligible to receive such Eligible Compensation. Upon the deferral of Eligible Compensation, the Participant shall have no further right to such deferred compensation other than as provided under the Plan. Such deferred compensation shall be the record of the value of such deferred compensation credited to a Participant's Deferred Compensation Account and shall be used solely for accounting purposes.

    Section 5.3  Deferral Elections of Eligible Compensation.

  (a)
  Deferral Election of Eligible Compensation.  Each year, a Participant may elect to defer all or any portion of the Eligible Compensation that would otherwise become payable to the Participant during the following calendar year. The amount deferred may be determined either as a percentage of Eligible Compensation (expressed in whole percent increments up to 100%), or as a dollar amount (expressed in increments of $100 and limited by the Eligible Compensation payable to the Participant). Except as provided in Section 5.3(b), an election by a Participant to defer such Eligible Compensation must be made by the Participant in the form and manner prescribed by the Company and must be filed with and accepted and approved by the Company before the first day of the calendar year for which the Eligible Compensation is payable, specifying the portion of the Eligible Compensation to be earned in the succeeding calendar year that is to be deferred.

  (b)
  Deferral Election for First Year.  In the first year in which an individual becomes eligible to participate in the Plan, the newly eligible individual may make an election to defer Eligible Compensation for services to be performed subsequent to the election. An election made by such individual under this subsection (b) must be made within thirty (30) days after the date on which the individual becomes eligible. Such an election must be made in the form and manner prescribed by the Company, filed with and accepted and approved by the Company. Once made, such an election, if so accepted and approved, shall be irrevocable and shall be effective as of the first day of the month following the month in which the election is so accepted and approved by the Company. This subsection (b) shall only apply, however, with respect to an eligible individual who becomes a Participant in the Plan on a date other than the first day of a Plan Year.

    Section 5.4  Effectiveness of Deferral Election.  Each year, a Participant may elect to defer all or a portion of his or her Eligible Compensation pursuant to Sections 5.2 and 5.3 of the Plan. Such an election must be made by the Participant for the calendar year beginning after the calendar year in which such election is properly made under Section 5.3, and, once made, such an election shall be irrevocable. When a Participant's Deferred Compensation Account is credited with a deferred amount, that amount shall be measured in U.S. dollars equal to such deferred amount and shall be credited to a Deferred Compensation Account established for the Participant as of the close of business on the date that such amount would have otherwise been paid to the Participant. The period of deferral and form of distribution of Eligible Compensation shall be determined in accordance with the elections made under Sections 5.2 and 5.3 and in accordance with Article VIII of this Plan.

    Section 5.5  Transfer Amounts.  The Company may determine in its sole and absolute discretion to combine or consolidate another nonqualified deferred compensation plan with this Plan. If the Company determines to combine or consolidate another nonqualified deferred compensation plan with this Plan, an appendix to this Plan document, which shall be incorporated herein by reference, shall contain special rules regarding the manner in which the value of the benefit payable to each participant under that nonqualified deferred compensation plan shall be determined and credited to a Transfer Account established for that participant. A Transfer Account shall be credited with such amounts at such times and pursuant to such terms and conditions as determined by the Company and which shall be set forth in the appendix to this Plan document and incorporated herein by reference. Unless otherwise provided in this Plan and an appendix attached to the Plan and incorporated herein by reference, the amounts so credited to a Transfer Account shall be valued pursuant to the terms and conditions as set forth in the Plan, and distributions of such amounts credited to a Transfer Account shall also be governed by the terms and conditions as set forth in the Plan.

    Section 5.6  Participant Accounts.  Accounts shall be established and maintained for each Participant. The Deferred Compensation Account and the Transfer Account shall be credited with amounts which shall be measured in U.S. dollars or the value of the shares of Common Stock. The Deferred Compensation Account for a Participant shall be credited as described in Sections 5.2, 5.3, and 5.4 for any deferred amounts. The Transfer Account for a Participant shall be credited with such amounts as determined by the Company as set forth in an appendix attached to this Plan document and incorporated in the Plan by reference.

ARTICLE VI

VALUATION OF ACCOUNTS

    Section 6.1  Establishment of Accounts.  There shall be established for each Participant unfunded, bookkeeping Accounts which shall be adjusted each Valuation Date.

    Section 6.2  Deferred Compensation Account and Transfer Account.  As of each Valuation Date (the "current Valuation Date"), the value of any amounts credited to a Participant's Deferred Compensation Account and Transfer Account determined as of the immediately preceding Valuation Date (the "previous Account value") shall be increased (or decreased) by the following adjustments made in the following sequence:

  (a)
  Intermediate Distribution Subtraction.  The previous Account value shall be reduced by the total amount distributed to or with respect to the Participant from such Account.

  (b)
  Deferral Amounts.  The previous Account value (as adjusted above) shall be increased by the amounts deferred, if any, pursuant to Article V of the Plan.

  (c)
  Investment Adjustment.  The previous Account value (as adjusted above) shall be adjusted to reflect an amount determined based upon the value of the amounts that are allocated among one or more investment options made available by the Company. The value of amounts credited to the Account and allocated to an investment option shall be deemed to be invested in such investment option, reflecting all earnings, losses and other distributions or charges and changes in value which would have been incurred through such an investment.

  (d)
  Final Distribution Subtraction.  The previous Account value (as adjusted above) shall be reduced by the total amount distributed to or with respect to the Participant from such Account as of the current Valuation Date.

    Section 6.3  Allocation of Amounts.  Each year, a Participant may request to allocate or reallocate among one or more investment options made available by the Company for purposes of measuring the value of the benefit that may be payable to or with respect to the Participant under the Plan except as provided for under subsection (a) of this Section 6.3. The Participant's request must be made in the form designated by the Company in one percent (1%) increments. The Allocation Request Form must be submitted before the beginning of each calendar year to which such request applies. All such requests are subject to acceptance by the Company at its discretion. If accepted by the Company, an allocation request will be effective as of the first business day of the calendar year following the calendar year in which such request was made. Upon acceptance of an investment request pursuant to this Section 6.3, the Company will process the request and the request shall be implemented and reflected in the Participant's Accounts. If no request is made, the Company shall, in its sole discretion, allocate or reallocate amounts credited to the Participant's Accounts among one or more investment options made available by the Company. The portion of any Accounts allocated to an investment option shall be deemed to be invested in such investment option, reflecting all earnings, losses and other distributions or charges and changes in value which would have been incurred through such an investment. The Company specifically reserves the authority and right to determine which investment options if any, to make available, and the continued availability of selected investment options. If an investment option includes Common Stock, the rules of subsections (a), (b), (c) and (d) of this Section 6.3 shall apply.

  (a)
  Common Stock.  The Company may permit the value of any amounts credited to the Participant's Accounts to be measured by the value of the Common Stock. If the Company permits amounts to be measured in this manner, a Participant may elect to have a portion (subject to any minimum percentage or minimum dollar amount) or all of such amounts credited to his or her Accounts measured by the value of Common Stock. Once a Participant has elected to have a portion (all or a part) of the Participant's Accounts measured by the value of the Common Stock, the Participant shall not be permitted to reallocate that portion of the Participant's Accounts (including any adjustments to that portion under Section 6.2(c)) to any other investment option. The election must be made in the form and manner prescribed by the Company and will not be effective unless accepted and approved by the Company. Once such election is made and accepted by the Company, the election shall be irrevocable. The election shall be effected as soon as possible by crediting the Account with the number of units (including fractions thereof) equal to the number of shares (including fractions thereof) of Common Stock that could have been purchased with the dollar amount subject to this election based upon the New York Stock Exchange only closing price as of the business day immediately preceding the date that the Account is credited with the units. Each unit shall be measured by the value of one share of Common Stock and treated as though invested in a share of Common Stock. The liability of the Company under the Plan with respect to such units shall be satisfied only in shares of Common Stock, subject to any applicable State and Federal securities requirements.

  (b)
  Cash Dividends.  Amounts measured by the value of Common Stock shall be credited on each Common Stock dividend payment date with that number of units equal to the number of shares which would have been acquired based upon the cash dividends paid on shares of Common Stock equal to the number of units credited to the Accounts as of the record date for such dividend.

  (c)
  Adjustments to Common Stock.  The number of units credited to the Accounts shall be adjusted to reflect any change in the outstanding Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change.

  (d)
  Voting of Common Stock.  No Participant or Beneficiary shall be entitled to any voting rights with respect to any units credited to the Accounts.

    Section 6.4  Hypothetical Accounts.  The Accounts established under this Plan (including any accounts established in an appendix attached to the Plan document and incorporated in the Plan by reference) shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. Neither the Plan nor any of the Accounts (sub-accounts or any accounts established under this Plan) shall hold or be required to hold any actual funds or assets.

ARTICLE VII

VESTING OF ACCOUNT

    Section 7.1  Vested Amount.  Except as elsewhere specifically provided, the amounts credited to the Account or Accounts of each Participant shall be Vested as follows:

  (a)
  The amount credited to the Deferred Compensation Account of each Participant shall be one hundred percent (100%) Vested at all times.

  (b)
  Unless otherwise provided for in an appendix which is attached to this Plan document and incorporated herein by reference, the amount credited to the Transfer Account of each Participant shall be one hundred percent (100%) Vested at all times.

    Section 7.2  Limitation on Amounts.  The amounts that may be payable to or on behalf of a Participant under the Plan shall not exceed an amount equal to the value of the Vested amounts credited to the Participant's Accounts.

ARTICLE VIII

DISTRIBUTIONS

    Section 8.1  Distribution Commencement Date.  Subject to Sections 8.2(b) and (c), distribution of a Participant's Vested Plan Accounts shall be made (or, in the case of installments, shall commence) as of the March 1 immediately following the earliest to occur of any of the following events:

  (a)
  the Participant's death;

  (b)
  the date on which the Participant ceases to provide any qualified services or is otherwise determined by the Company to no longer be eligible to participate in the Plan pursuant to Section 4.1 of the Plan;

  (c)
  the date selected by the Participant on a form prescribed by the Company and once approved by the Company, the election shall be irrevocable and the date selected may not be changed;

  (d)
  notwithstanding the foregoing provisions, the earlier of (A) the date on which notice is provided to the Company that the Participant is to become a common law employee of any Participating Company or an Affiliate as determined by the Participating Company or the Affiliate, or (B) the last business day immediately prior to the day on which the Participant is to become a common law employee of any Participating Company or Affiliate (in which either case, the distribution shall be made only in accordance with Section 8.2(c)); or

  (e)
  the termination of this Plan pursuant to Section 10.1 (in which case the distribution shall be made only in accordance with Section 8.2(c)).

    Section 8.2  Forms of Payment to Participant.  Benefits payable to the Participant shall be paid as follows:

  (a)
  Installments.  If elected by the Participant in a manner determined by the Company and subject to subsection (c) of this Section 8.2 and Section 10.1, any amounts payable to the Participant under the Plan shall be made in the form of a series of annual installment payments selected by the Participant not to exceed ten (10) annual payments. Each annual installment payment shall be made as of the first day of March of the year for which payment is made. The amount of each installment payment shall be determined by dividing the amount credited to the Accounts of the Participant as of the date on which the installment is to be paid by the number of remaining installment payments to be made (including the payment being determined). The Participant's Accounts shall continue to be adjusted in accordance with the provisions of Article VI of the Plan.

  (b)
  Lump Sum Election.  If elected by the Participant in a manner determined by the Company and subject to subsection (c) of this Section 8.2 and Section 10.1, any amount payable to the Participant under the Plan shall be paid in a single lump sum payment. However, an election of this lump sum payment option shall not be effective until the lapse of a period of twelve (12) months following the date on which such election form is accepted and approved by the Company.

  (c)
  Lump Sum Only.  Notwithstanding any provision in the Plan to the contrary, in the event distribution of a Participant's Vested Plan Accounts is made because the Participant is to become a common law employee of a Participating Company, the Company or an Affiliate as provided under Section 8.1(d), the entire Vested Plan Accounts of the Participant shall be payable only in the form of a single lump sum payment. Furthermore, notwithstanding any provision in the Plan to the contrary, in the event distribution of the Vested Plan Accounts of all of the Participants is made because of the termination of the Plan, the entire Vested Plan Accounts of the Participants shall be payable only in the form of a single lump sum payment and shall be paid as soon as practicable after the date the Plan is terminated. In the event no distribution election is made or is in effect with respect to part or all of the amount payable to or on behalf of the Participant under the Plan, the amount not subject to a valid distribution election shall be payable only in the form of a lump sum payment.

    Section 8.3  Payment to Beneficiary.  Subject to acceleration by the Company as provided below, the Beneficiary of a deceased Participant shall receive the payment of any amounts payable on behalf of the Participant under the Plan in such form and manner as the Participant would have received had the Participant survived. Such distribution shall be made (or, in the case of installments, shall commence) as soon as practicable after the March 1 immediately following the date of the Participant's death. The Company may determine in its sole and absolute discretion to accelerate the value of all remaining payments payable to the Beneficiary into a single lump sum payment.

    Section 8.4  Withdrawals.  In addition to the other distribution provisions of this Article VIII and notwithstanding any provision herein to the contrary, the Participant or the Beneficiary may request, by providing a written request to the Company, a withdrawal of all or any portion of his or her benefits from his or her Vested amounts credited to the Participant's Account or Accounts under the Plan as a result of an unforeseeable emergency. If such a request is approved by the Company, which decision by the Company shall be made in its sole discretion on a case by case basis, a withdrawal may be permitted under this Section 8.4. Withdrawals of amounts because of an unforeseeable emergency are only permitted to the extent reasonably needed to satisfy the emergency need. This provision shall be interpreted and construed in a manner consistent with the requirements of sections 1.457-2(h)(4) and 1.457-2(h)(5) of the Treasury Regulations. A penalty of ten percent (10%) of the amount withdrawn shall be imposed on any withdrawal made pursuant to this Section 8.4. In the case of such a withdrawal by the Participant, the Participant shall be prohibited from making any elections to defer receipt of any form of compensation under Section 5.2 of the Plan for the two (2) calendar years immediately following the calendar year in which such withdrawal occurs.

    Section 8.5  Designation of Beneficiaries.

  (a)
  Right to Designate.  Each Participant may designate, upon a form prescribed by and filed with the Company, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified portion of any amounts which may be payable with respect to the Participant under the Plan in the event of such Participant's death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary. No such designation, change or revocation shall be effective unless executed by the Participant and received and accepted by the Company during the Participant's lifetime.

  (b)
  Failure of Designation.  If a Participant:

  (i)
  fails to designate a Beneficiary,

  (ii)
  designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or

  (iii)
  designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

    the amounts which may be payable with respect to the Participant under the Plan, or the part thereof as to which such Participant's designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

    (i)
    Participant's surviving spouse,

    (ii)
    Participant's surviving children, except that is any of the Participant's children predecease the Participant but leave descendants surviving, such descendants shall take by right of representation the share their parent would have taken if living,

    (iii)
    Participant's surviving parents,

    (iv)
    Participant's surviving brothers and sisters,

    (v)
    Representative of Participant's estate.

  (c)
  Special Rules.  Unless the Participant has otherwise specified in the Participant's Beneficiary designation, the following rules shall apply:

  (i)
  If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

  (ii)
  The automatic Beneficiaries specified in subsection (b) of this Section 8.5 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary's estate.

    Section 8.6  Death Prior to Full Distribution.  If, at the death of the Participant, any payment to the Participant was due or otherwise distributable but not actually paid, the amount of such payment shall be included in the Account which is payable to the Beneficiary (and shall not be paid to the Participant's estate).

    Section 8.7  Facility of Payment.  In case of the legal disability, including minority, of a Participant or Beneficiary eligible to receive distribution of an amount payable under the terms of the Plan, such amount shall be payable, if the Company shall be advised of the existence of such condition, to the duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary.

    Any payment made in accordance with the foregoing provisions of this section shall constitute a complete discharge of any liability or obligation of the Participating Company, the Company and Wells Fargo & Company for such benefit.

    Section 8.8  Form of Distribution.  Amounts attributable to the value of the Deferred Compensation Account and the Transfer Account that are based on investment options other than Common Stock shall be payable in the form of U.S. dollars. Amounts attributable to the value of the Deferred Compensation Account and the Transfer Account that are based on shares of Common Stock shall be payable in the form of shares of Common Stock. To the extent that the distribution is in the form of shares of Common Stock, such payment shall be subject to all federal and state securities laws and other rules and regulations as determined to be applicable.

    Section 8.9  Distributions As a Result of Tax Determination.  Notwithstanding any provision in this Plan to the contrary, if, at any time, a court or the Internal Revenue Service determines that the value of any amounts credited to a Participant's Account or Accounts under the Plan is includable in the gross income of the Participant and subject to tax, the Company may, in its sole discretion, permit a lump sum distribution of an amount equal to the value of such amounts determined to be includable in the Participant's gross income.

ARTICLE IX

FUNDING OF PLAN

    Section 9.1  Unfunded and Unsecured Plan.  The Plan shall at all times be considered entirely unfunded for tax purposes and no provision shall at any time be made with respect to segregating assets of any Participating Company, the Company or Wells Fargo & Company for payment of any amounts under the Plan. The obligation of the Company under this Plan shall be an unfunded and unsecured promise to pay. Neither the Company nor Wells Fargo & Company shall be obligated under any circumstances to fund any financial obligations under this Plan. Any funds invested under the Plan shall continue for all purposes to be general assets of the Company and available to the general creditors of the Company in the event of a bankruptcy (involvement in a pending proceeding under the Federal Bankruptcy Code) or insolvency (inability to pay debts as they mature) of the Company. No Participant shall have any lien, prior claim or other security interest in any property of the Company. The Company shall have no obligation to establish or maintain any fund, trust or account (other than a bookkeeping account or reserve) for the purpose of funding or paying the amounts promised under this Plan. If such a fund, trust or account is established by the Company, the property therein shall remain the sole and exclusive property of the Company.

    Section 9.2  Corporate Obligation.  The officers of any Participating Company, the Company, or Wells Fargo & Company shall not in any way secure or guarantee the payment of any amount which may become due and payable under this Plan to or with respect to any Participant or Beneficiary. After amounts shall have been paid to or with respect to a Participant and such payment covers in full the benefits hereunder, such former Participant or other person or persons, as the case may be, shall have no further right or interest in any assets of the Company or Wells Fargo & Company in connection with this Plan. No person shall be under any liability or responsibility for failure to effect any of the objectives or purposes of this Plan by reason of the insolvency of the Participating Company, the Company or Wells Fargo & Company.

ARTICLE X

AMENDMENT AND TERMINATION

    Section 10.1  Amendment and Termination.  The Board of Directors reserves the power and authority to alter, amend or wholly revise the Plan document prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate this Plan both with regard to persons currently receiving amounts under the Plan and persons expecting to receive amounts in the future. The interest of each Participant and Beneficiary is subject to the powers so reserved; provided, however, that:

  (a)
  the amount, if any, payable to or with respect to a Participant who ceases to provide any qualified services to or with respect to a Participating Company as of the effective date of such amendment or the date on which the Participant ceases to provide such services shall not be, without the written consent of the Participant, diminished or delayed by such amendment or the termination of such services (but the Board of Directors may amend the Plan document to otherwise modify the payment of any such amount including, but not limited to, accelerating all of the remaining payments into a single lump sum payment), and

  (b)
  the amount, if any, payable to or with respect to each other Participant determined as if such Participant had ceased to provide any qualified services to or with respect to a Participating Company on the effective date of such amendment or the date on which the Participant is treated as if the Participant had ceased to provide such services shall not be, without the written consent of the Participant, diminished or delayed by such amendment or the termination of such services (but the Board of Directors may amend the Plan document to otherwise modify the payment of any such benefit including, but not limited to, accelerating all of the remaining payments into a single lump sum payment).

    Section 10.2  No Oral Amendments.  No modification of the terms of the Plan document or termination of this Plan shall be effective unless it is in writing and signed on behalf of the Board of Directors by a person authorized to execute such writing. No oral representation concerning the interpretation or effect of the Plan document shall be effective to amend the Plan document.

    Section 10.3  Plan Binding on Successors.  The Plan shall be binding on any successor of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company) to the same extent that the Company would be required to perform as if no such succession had taken place.

ARTICLE XI

DETERMINATIONS—RULES AND REGULATIONS

    Section 11.1  Determinations.  The Company shall make such determinations as may be required from time to time in the operation and administration of this Plan. The Company shall have the sole discretion, authority and responsibility to interpret and construe the Plan document and to determine all factual and legal questions under this Plan, including but not limited to the entitlement of Participants and Beneficiaries to any amounts which may be payable under the Plan, and the amounts of their respective interests. The Company shall have discretionary authority to grant or deny amounts under this Plan. The Company may, in its sole discretion delegate authority with respect to the administration of the Plan to such other committee, person or persons as it deems necessary or appropriate for the administration and operation of the Plan. Each interested party may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

    Section 11.2  Method of Executing Instruments.  Information to be supplied or written notices to be made or consents to be given by the Board of Directors pursuant to any provision of the Plan document may be signed in the name of the Board of Directors by any officer who has been authorized to make such certification or to give such notices or consents.

    Section 11.3  Claims Procedure.  The claims procedure set forth in this Section 11.4 shall be the exclusive administrative procedure for the disposition of claims for amounts arising under this Plan.

  (a)
  Original Claim.  Any person may, if he or she so desires, file with the Company a written claim for amounts under this Plan. Within ninety (90) days after the filing of such a claim, the Company shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty (180) days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Company shall state in writing:

  (i)
  the specific reasons for the denial;

  (ii)
  the specific references to the pertinent provisions of the Plan document on which the denial is based;

  (iii)
  a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

  (iv)
  an explanation of the claims review procedure set forth in this section.

  (b)
  Review of Denied Claim.  Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Board of Directors a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Board of Directors shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty (120) days from the date the request for review was filed) to reach a decision on the request for review.

  (c)
  General Rules.

  (i)
  No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Company may require that any claim for amounts and any request for a review of a denied claim be filed on forms to be furnished by the Company. Such forms will be furnished by the Company upon request.

  (ii)
  All decisions on Original claims shall be made by the Company and all decisions on requests for a review of denied claims shall be made by the Board of Directors.

  (iii)
  the Company and the Board of Directors may, in their discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

  (iv)
  A claimant may be represented by a lawyer or other representative (at the claimant's own expense), but the Company and the Board of Directors reserve the right to require the claimant to furnish written authorization. A claimant's representative shall be entitled, upon request, to copies of all notices given to the claimant.

  (v)
  The decision of the Company on a claim and a decision of the Board of Directors on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

  (vi)
  Prior to filing a claim or a request for a review of a denied claim, the claimant or his or her representative shall have a reasonable opportunity to review a copy of the Plan document and all other pertinent documents in the possession of the Company and the Board of Directors.

  (vii)
  The Company and the Board of Directors may permanently or temporarily delegate its responsibilities under this claims procedure to an individual or a committee of individuals.

    Section 11.4  Limitations and Exhaustion.

  (a)
  Limitations.  No claim shall be considered under these administrative procedures unless it is filed with the Company within one (1) year after the claimant knew (or reasonably should have known) of the principal facts on which the claim is based. Every untimely claim shall be denied by the Company without regard to the merits of the claim. No legal action may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before the earlier of:

  (i)
  two (2) years after the claimant knew (or reasonably should have known) of the principal facts on which the claim is based, or

  (ii)
  ninety (90) days after the claimant has exhausted these administrative procedures.

    Knowledge of all facts that a Participant knew (or reasonably should have known) shall be imputed to each claimant who is or claims to be a Beneficiary of the Participant (or otherwise claims to derive an entitlement by reference to a Participant) for the purpose of applying the one (1) year and two (2) year periods.

  (b)
  Exhaustion Required.  The exhaustion of these administrative procedures is mandatory for resolving every claim and dispute arising under this Plan. As to such claims and disputes:

  (i)
  no claimant shall be permitted to commence any legal action relating to any such claim or dispute unless a timely claim has been filed under these administrative procedures and these administrative procedures have been exhausted; and

  (ii)
  in any such legal action all explicit and implicit determinations by the Company and the Board of Directors (including, but not limited to, determinations as to whether the claim was timely filed) shall be afforded the maximum deference permitted by law.

ARTICLE XII

PLAN ADMINISTRATION

    Section 12.1  Officers.  Except as hereinafter provided, functions generally assigned to the Company shall be discharged by its President or delegated and allocated as provided herein.

    Section 12.2  President.  Except as hereinafter provided, the President of the Company may delegate or redelegate and allocate and reallocate to one or more persons or to a committee of persons jointly or severally, and whether or not such persons are directors, officers or employees, such functions assigned to the Company generally hereunder as the President may from time to time deem advisable.

    Section 12.3  Board of Directors.  Notwithstanding the foregoing, the Board of Directors shall have the exclusive authority, which may not be delegated, to amend the Plan document and to terminate this Plan.

    Section 12.4  Delegation.  The Board of Directors shall not be liable for an act or omission of another person with regard to a responsibility that has been allocated to or delegated to such other person pursuant to the terms of the Plan document or pursuant to procedures set forth in the Plan document.

    Section 12.5  Conflict of Interest.  If any individual to whom authority has been delegated or redelegated hereunder shall also be a Participant in this Plan, such Participant shall have no authority with respect to any matter specially affecting such Participant's individual interest hereunder or the interest of a person superior to him or her in the organization (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to other individuals as the case may be, to the exclusion of such Participant, and such Participant shall act only in such Participant's individual capacity in connection with any such matter.

    Section 12.6  Administrator.  The Company shall be the Plan administrator.

    Section 12.7  Service of Process.  In the absence of any designation to the contrary by the Board of Directors, the President of the Company is designated as the appropriate and exclusive agent for the receipt of service of process directed to this Plan in any legal proceeding, including arbitration, involving this Plan.

    Section 12.8  Expenses.  All expenses of administering this Plan shall be borne by the Company and the Participating Companies. The Company shall determine the allocation of expenses among the Participating Companies.

    Section 12.9  Spendthrift Provision.  No Participant or Beneficiary shall have any interest in any Account which can be transferred nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Company or any Participating Company, nor shall the Company recognize any assignment thereof, either in whole or in part, nor shall any Account be subject to attachment, garnishment, execution following judgment or other legal process before any such Account is distributed to the Participant or Beneficiary.

    The power to designate Beneficiaries to receive any amounts payable to or with respect to a Participant under the Plan in the event of such Participant's death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber such amounts or any part thereof and any attempt of a Participant to so exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the Company.

    Section 12.10  Tax Withholding.  A Participating Company or the Company shall have the authority, duty and power to withhold the amount of any applicable tax required to be withheld by the Participating Company or the Company under applicable law with respect to any amount payable under this Plan.

    Section 12.11  Certifications.  Information to be supplied or written notices to be made or consents to be given by the Company pursuant to any provision of this Plan may be signed in the name of the Company by any officer who has been authorized to make such certification or to give such notices or consents.

    Section 12.12  Errors in Computations.  The Company and any Participating Company shall not be liable or responsible for any error in the computation of any Account or the determination of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on behalf of any survivor to whom such benefit shall be payable, directly or indirectly, to the Company or any Participating Company and used by the Company in determining the benefit. The Company and any Participating Company shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment).

    Section 12.13  No Employment Rights.  Neither the Plan nor any action taken under the Plan shall be construed as providing any Participant any right to be employed by a Participating Company, the Company or an Affiliate or to be considered or classified by the Participating Company, the Company or an Affiliate as an employee of the Participating Company, the Company or an Affiliate.

    Section 12.14  Participants Should Consult Advisors.  Neither the Company nor any Participating Company nor any of their respective directors, officers, employees or agents makes any representation or warranty with respect to any applicable tax, financial, estate planning, or the securities or other legal implications of participation in the Plan. Participants should consult with their own tax, financial and legal advisors with respect to their participation in the Plan.

ARTICLE XIII

CONSTRUCTION

    Section 13.1  Applicable Laws.

  (a)
  ERISA Status.  This Plan is adopted with the understanding that it is an unfunded plan maintained primarily for the purpose of providing deferred compensation for certain individuals who are classified and treated as independent contractors and is not subject to any requirements of ERISA. Each provision shall be interpreted and administered accordingly.

  (b)
  IRC Status.  This Plan is intended to be a nonqualified deferred compensation arrangement. The rules of section 401(a) et. seq. of the Code shall not apply to this Plan.

  (c)
  References to Laws.  Any reference in the Plan document to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation.

    Section 13.2  Effect on Other Agreements.  This Plan shall not alter, enlarge or diminish any person's obligations or rights or obligations under any other agreement with any Participating Company or the Company except as provided in an appendix to this Plan. It being expressly intended that this Plan shall not be affected by the benefit structures of any other plan maintained by Wells Fargo & Company, the Company or any Participating Company as any such plan may exist at the adoption of this Plan or upon the commencement of participation or at any other time.

    Section 13.3  Disqualification.  Notwithstanding any other provision of the Plan document or any election or designation made under this Plan, any individual who feloniously and intentionally kills a Participant shall be deemed for all purposes of this Plan and all elections and designations made under this Plan to have died before such Participant. A final judgment or conviction of felonious and intentional killing is conclusive for this purpose. In the absence of a conviction of felonious and intentional killing, the Company shall determine whether the killing was felonious and intentional for this purpose.

    Section 13.4  Rules of Document Construction.

  (a)
  An individual shall be considered to have attained a given age on such individual's birthday for that age (and not on the day before). Individuals born on February 29 in a leap year shall be considered to have their birthdays on February 28 in each year that is not a leap year.

  (b)
  Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words "hereof," "herein" or "hereunder" or other similar compounds of the word "here" shall mean and refer to the entire Plan document and not to any particular paragraph or Section of the Plan document unless the context clearly indicates to the contrary.

  (c)
  The titles given to the various sections of the Plan document are inserted for convenience of reference only and are not part of the Plan document, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof.

  (d)
  Notwithstanding anything apparently to the contrary contained in the Plan document, the Plan document shall be construed and administered to prevent the duplication of benefits provided under this Plan and any other qualified or nonqualified plan maintained in whole or in part by the Company, Wells Fargo & Company or any Affiliate.

    Section 13.5  Choice of Law.  This instrument has been executed and delivered in the State of Delaware and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Delaware.

    Section 13.6  No Employment Contract.  This Plan is not and shall not be deemed to constitute a contract of employment between the Company, Wells Fargo & Company, a Participating Company, an Affiliate and any person, nor shall anything herein contained be deemed to give any person any right to be an employee of the Company, Wells Fargo & Company, any Participating Company or Affiliate or in any way limit or restrict the Company's or Participating Company's right or power to terminate any agreement with any person at any time and to treat any person without regard to the effect which such treatment might have upon him or her as a Participant in this Plan. Neither the terms of the Plan document nor the benefits under this Plan nor the continuance of the Plan shall affect the status of a Participant as an independent contractor. The Company shall not be obliged to continue this Plan.

    Section 13.7  Plan Obligation Guarantee.  Pursuant to and consistent with Berry v. United States, 593 F. Supp. 80 (M.D.N.C. 1984), aff'd 760 F. 2d 85 (4th Cir. 1985), and the determinations made by the Internal Revenue Service in Private Letter Ruling 8741078 and Private Letter Ruling 8509023, Wells Fargo & Company shall, under a separate agreement which shall be incorporated herein by reference, unconditionally guarantee the obligations of the Company with respect to the amounts payable under the Plan to the respective Participants and their Beneficiaries in the event that the Company is unable to fulfill its promises and satisfy its deferred compensation obligations pursuant to the Plan. This guarantee by Wells Fargo & Company constitutes a mere promise to pay the amounts payable under the Plan and a general unsecured obligation of Wells Fargo & Company with respect to the obligations of the Company under the Plan, not represented by notes or secured in any way. Wells Fargo & Company will not, and shall have no obligation to, set aside or earmark any assets or funds or establish or maintain any fund, escrow, trust fund or account (other than a bookkeeping account or reserve) for purposes of the payment of any amounts payable under the Plan. The obligation of Wells Fargo & Company to pay any benefits payable under the Plan constitutes only the unsecured promise of Wells Fargo & Company to pay such amounts, and the rights of any Participants or their Beneficiaries to receive any amounts payable under the Plan pursuant to the provisions of this guarantee shall be no greater than the rights of general unsecured creditors of Wells Fargo & Company. No Participant in the Plan or any Beneficiary shall have any lien, prior claim or other security interest in any assets, funds or property of Wells Fargo & Company.

November 27, 2001	WF DEFERRED COMPENSATION HOLDINGS, INC.
	By	/s/ PATRICIA R. CALLAHAN
	Its	President

APPENDIX A

MERGER OF H.D. VEST, INC. REPRESENTATIVES' DEFERRED COMPENSATION PLAN

    Section 1.1.  The provisions of this Appendix A apply with respect to benefits payable under the "H.D. Vest, Inc. Representatives' Deferred Compensation Plan" (the "H.D. Vest Plan") as of December 31, 2001.

    Section 1.2.  Effective January 1, 2002, the H.D. Vest Plan shall be consolidated with and merged into this Plan and the H.D. Vest Plan shall no longer separately exist for any purpose. All accounts under the H.D. Vest Plan shall be credited to Transfer Accounts established under this Plan for each H.D. Vest Plan participant in a manner consistent with the requirements of section 414(l) of the Code and section 1.414(l)-1(o) of the Treasury Regulations regarding a transfer of assets and liabilities, but without regard to any actual transfer of assets. The amount credited to each Transfer Account as an opening January 1, 2002, balance shall be based on the amounts credited to the participant's H.D. Vest Plan accounts as of December 31, 2001, and the elections made by the participant under the H.D. Vest Plan prior to December 31, 2001, and thereafter shall be determined pursuant to the rules contained in this Appendix A. Each H. D. Vest Plan participant who has a Transfer Account under this Plan shall be considered a Participant in this Plan only with respect to the Transfer Account unless the individual satisfies the definition of Participant in Section 2.1 of the Plan and the individual elects to have the Transfer Account become subject to all of the terms of this Plan as provided in Section 1.4 of this Appendix A.

    Section 1.3.  Each participant in the H.D. Vest Plan shall be provided with the opportunity to elect to have the Transfer Account become subject to all of the terms and conditions of this Plan as provided in Section 1.4 below. The Company shall determine the date by which such election must be filed with and accepted and approved by the Company. The Transfer Account shall become subject to all of the terms and conditions of this Plan effective as of the first business day that is at least 30 calendar days after the date the election is accepted and approved by the Company. The result of such an election will be that, beginning as of the effective date of the election, the participant's Transfer Account will be subject to all of the terms and conditions of this Plan and will no longer be subject to the terms and conditions of the H.D. Vest Plan. Prior to the effective date of the election, the participant's Transfer Account shall remain subject to the same terms as those contained in the former H.D. Vest Plan (incorporated herein by reference). If a participant in the H.D. Vest Plan does not elect to have the Transfer Account become subject to the terms and conditions of this Plan, the Transfer Account shall remain subject to the same terms as those contained in the former H.D. Vest Plan (incorporated herein by reference) except as those terms are modified in Section 1.5 below.

    Section 1.4.  If a participant in the H.D. Vest Plan elects to have his or her Transfer Account become subject to all of the terms and conditions of this Plan and such election is accepted and approved by the Company, the following rules apply to the Transfer Account:

  (a)
  The Company shall credit the participant's Transfer Account with an additional amount so that, after such credit is made, the Transfer Account balance as of the effective date of the election shall equal the present value of the projected benefit of the participant as of the expiration of the deferral periods elected by the participant under the H.D. Vest Plan and in effect as of December 31, 2001, assuming continued service as an independent contractor for the remaining portion of the deferral periods elected, discounted back to the effective date of the election at an annual rate of five percent (5%).

  (b)
  A Participant subject to this Section 1.4 shall complete a distribution election form pursuant to Article VIII of this Plan. All distributions from the Participant's Transfer Account shall be made in accordance with Article VIII effective as of the effective date of the election.

  (c)
  A Participant subject to this Section 1.4 shall complete an investment request form for the Transfer Account subject to the provisions of Article VI of this Plan. The provisions of Article VI shall apply to the Transfer Account effective as of the effective date of the election. If the Participant elects to have all or a portion of his or her Transfer Account measured by the value of the Common Stock, the Company shall credit the Participant's Transfer Account with an additional amount equal to 10% of the amount of the Transfer Account that the Participant elected to be measured by the value of the Common Stock. Such additional amount shall be measured by the value of the Common Stock pursuant to the provisions of Article VI of this Plan. No Participant shall be entitled to allocate or reallocate any such additional amounts (including any adjustments to such amounts under Section 6.2(c) of the Plan) to an investment option other than one based on the value of Company Stock unless the Company determines that such an investment option will no longer be available.

  (d)
  The Participant's Transfer Account shall be one hundred percent (100%) Vested at all times.

    Section 1.5.  If a participant in the H.D. Vest Plan does not elect to have his or her Transfer Account become subject to all of the terms and conditions of this Plan pursuant to an election that is filed with and accepted and approved by the Company, the following rules apply to the Transfer Account:

  (a)
  The Transfer Account payable to or on behalf of such Participant shall be determined by calculating the benefit payable to the Participant based on the amounts credited to the participant's H.D. Vest Plan accounts as of December 31, 2001, and the elections made by the participant under the H.D. Vest Plan prior to December 31, 2001.

  (b)
  Subject to paragraph (c) of this Section 1.5, the Transfer Account so established for such Participant shall be credited at the end of the deferral periods originally selected under the H.D. Vest Plan with an additional amount determined in accordance with the terms of the H.D. Vest Plan pursuant to which such deferrals were made.

  (c)
  Notwithstanding any provision herein to the contrary, if, however, a Participant for whom a Transfer Account is established pursuant to this Section 1.5 ceases to provide any investment or other services to or with respect to a Participating Company before the expiration of the deferral period elected by the Participant under the H.D. Vest Plan, attainment of age 65, death or Disability, no additional amounts shall be credited to the Participant's Transfer Account under Section 1.5(b) of this Appendix A.

  (d)
  Except as provided under Section 8.2(c) of this Plan, the amount credited to the Transfer Account under this Section 1.5 shall be distributed to or on behalf of the Participant in cash on a bi-monthly basis over a period of thirty-six (36), sixty (60), eighty-four (84), or one hundred twenty (120) consecutive months following the end of the deferral period originally selected by the Participant with respect to amounts deferred under the H.D. Vest Plan.

    Section 1.6.  The Transfer Accounts established under this Appendix A shall be separate bookkeeping accounts representing an unfunded and unsecured promise of performance under the Plan.

    Section 1.7.  For purposes of this Appendix A, the term "Disability" means a medically determinable physical or mental impairment which: (i) renders the individual totally and permanently disabled and incapable of performing any substantial services for a Participating Company, (ii) can be expected to be of long-continued and indefinite duration or result in death, and (iii) is evidenced by a certification to this effect by a doctor of medicine approved by the Company. Notwithstanding the foregoing, a Participant who is determined to be eligible for Social Security disability benefits will be deemed to have a Disability for purposes of this Plan. The Company shall determine the date on which the Disability shall have occurred if such determination is necessary.

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WF DEFERRED COMPENSATION HOLDINGS, INC. NONQUALIFIED DEFERRED COMPENSATION PLAN FOR INDEPENDENT CONTRACTORS
TABLE OF CONTENTS
ARTICLE I NAME AND PURPOSE
ARTICLE II DEFINITIONS
ARTICLE III PARTICIPATING COMPANY
ARTICLE IV ELIGIBILITY AND PARTICIPATION
ARTICLE V DEFERRED AMOUNT
ARTICLE VI VALUATION OF ACCOUNTS
ARTICLE VII VESTING OF ACCOUNT
ARTICLE VIII DISTRIBUTIONS
ARTICLE IX FUNDING OF PLAN
ARTICLE X AMENDMENT AND TERMINATION
ARTICLE XI DETERMINATIONS—RULES AND REGULATIONS
ARTICLE XII PLAN ADMINISTRATION
ARTICLE XIII CONSTRUCTION
APPENDIX A MERGER OF H.D. VEST, INC. REPRESENTATIVES' DEFERRED COMPENSATION PLAN